Exhibit 99.1

For Immediate Release

Exopack Holding Corp. Announces Consent Solicitation with Respect to 10.00% Senior Notes Due 2018

Spartanburg SC—Exopack Holding Corp. (the “Company”) announced today that it has commenced a consent solicitation (the “Consent Solicitation”) with respect to proposed amendments (the “Proposed Amendments”) to the indenture dated as of March 31, 2011 governing its 10.00% Senior Notes (the “Notes”) due 2018 (the “Indenture”) upon the terms and subject to the conditions set forth in the consent solicitation statement dated October 10, 2013 (the “Consent Solicitation Statement”).

The purpose of the Proposed Amendments is to amend certain provisions of the Indenture to allow the refinancing of a substantial portion of the indebtedness (the “Refinancing”) of Exopack Holdings S.A. (“Exopack Luxembourg”), an affiliate of the Company, and its consolidated subsidiaries (the “Group”).

The Proposed Amendments to the Indenture are described in detail in the Consent Solicitation Statement. Holders of the Notes should carefully read and consider the information in the Consent Solicitation Statement. The Proposed Amendments require the consent of the holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”). In the event that certain conditions are satisfied, including the Requisite Consents, the Company will effect the Proposed Amendments by entering into a supplemental indenture to the Indenture (the “Supplemental Indenture”). As of the date hereof, Eligible Holders representing 53% of the aggregate principal amount of the Notes have stated their intention to participate in the Consent Solicitation.

The Consent Solicitation will expire at 11:59 p.m., New York City time, on November 7, 2013, unless terminated or extended by the Company in its sole discretion (the “Expiration Date”). Consents may be revoked at any time prior to the earlier of (i) the date and time the Requisite Consents are received and (ii) 5:00 p.m., New York City time, on October 24, 2013 (the “Early Consent Deadline”). If the Consent Solicitation is successful, on the date the Supplemental Indenture and the Proposed Amendments will become operative, the Company will make certain consent fee payments to holders who delivered their consents prior to the Expiration Date. The Company’s obligation to accept consents and pay any fees to holders in relation to the Consent Solicitation is subject to the conditions as set forth in the Consent Solicitation Statement.

Information relating to the Notes and the Consent Solicitation is displayed in the following table. The Consent Solicitation Statement more fully sets forth the terms and conditions of the Consent Solicitation.

Description of Notes	CUSIP Number	Outstanding Principal Amount	Early Consent Fee	Consent Fee	Total Fee

10% Senior Notes due 2018	302106AE9	$235,000,000	$4.00 for each $1,000 in principal amount of Notes, to be paid to Eligible Holders who consent prior to the Early Consent Deadline	$1.00 for each $1,000 in principal amount of Notes, to be paid to Eligible Holders who consent prior to the Expiation Time	$5.00 for each $1,000 in principal amount of Note, who consent prior to the Early consent Deadline

The Consent Solicitation will only be made, and copies of the Consent Solicitation Statement will solely be made available, to holders of Notes that have certified certain matters to the Company, including their status as “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 (the “Securities Act”), an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act, or as a “non-U.S. Person” within the meaning of the Securities Act (together “Eligible Holders”). The Consent Solicitation Statement and consent forms will be distributed to Eligible Holders solely through and is available to Eligible Holders solely through the information agent, Global Bondholders Services Corporation, who can be contacted at (212) 430-3774 or (866)-470-3700.

If the Consent Solicitation is successful, on the date the Supplemental Indenture and the Proposed Amendments become operative, holders of Notes who are not Eligible Holders will be offered the Total Fee. Such persons shall contact the Company using the following details to receive the total fee of $5.00 per $1,000 in principal amount of Notes held by them in the event that the consent passes: (864) 596-7184.

This announcement is for information only and does not constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for securities in the United States or any other jurisdiction. This announcement is not a public offering in the Grand Duchy of Luxembourg or an offer of securities to the public in any European Economic Area member state that has implemented directive 2003/71/EC (together with any applicable implementing measures in any member state, the “Prospectus Directive”). This press release is not a solicitation of consents to the Proposed Amendments (as defined below).

Forward-looking Statements

This report includes forward-looking statements, which are based on our current expectations and projections about future events. All statements other than statements of historical facts included in this report including, without limitation, statements regarding our future financial position, risks and uncertainties related to our business, strategy, capital expenditures, projected costs and our plans and objectives for future operations, including our plans for future costs savings and synergies, may be deemed to be forward-looking statements. Words such as “believe,” “expect,” “anticipate,” “may,” “assume,” “plan,” “intend,” “will,” “should,” “could,” “estimate,” “risk” and similar expressions or the negatives of these expressions are intended to identify forward-looking statements. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these forward-looking statements. In addition any forward-looking statements are made only as of the date of this report, and we do not intend and do not assume any obligation to update any statements set forth in this report. Many factors may cause our results of operations, financial condition, liquidity and the development of the industry in which we compete to differ materially from those expressed or implied by the forward-looking statements contained in this report.